Exhibit 99.1

Elliott Opportunity II Corp. Announces Pricing of Upsized $530 Million Initial Public Offering

West Palm Beach, Florida – June 28, 2021 – Elliott Opportunity II Corp. (“Elliott Opportunity II” or the “Company”) announced today that it priced its initial public offering of 53,000,000 units at $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “EOCW.U” beginning on June 29, 2021. Each unit consists of one Class A ordinary share and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and redeemable warrants are expected to be listed on NYSE under the symbols “EOCW” and “EOCW WS,” respectively.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to identify and acquire a business within the technology and technology-enabled services industry that has a strong and proven management team, a leading market position, a large and growing total addressable market, and a track record of sustainable growth. Elliott Opportunity II’s sponsor is Elliott Opportunity Sponsor II L.P., an affiliate of Elliott Investment Management L.P.

Credit Suisse, Citigroup, UBS Investment Bank, BTIG, Guggenheim Securities and Macquarie Capital acted as joint book-running managers of the offering. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by emailing usa.prospectus@credit-suisse.com or by telephone at (800) 221-1037; from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-800-831-9146 or by email at prospectus@citi.com; from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by email at ol-prospectus-request@ubs.com; from BTIG, LLC, 65 East 55th Street, New York, NY, 10022, by email at ProspectusDelivery@btig.com or by telephone at (212) 593-7555; from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or from Macquarie Capital (USA) Inc., 125 West 55th Street, New York, NY 10019, Attention: Syndicate Department, or by emailing MacquarieEquitySyndicateUSA@macquarie.com.

A registration statement relating to the securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 28, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

Jaime Hobbeheydar

Email: jhobbeheydar@elliottmgmt.com

Phone: (212) 478-2800

Media Contact

Casey Friedman

Email: cFriedman@elliottmgmt.com

Phone: (212) 478-1780

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